UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

NuScale Power Corporation

(Exact name of registrant as specified in its charter)

Delaware	98-1588588
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

6650 SW Redwood Lane, Suite 210

Portland, Oregon 97224

(Address of principal executive offices, including zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class	Name of Each Exchange on Which
to be Registered	Each Class is to be Registered
Class A Common Stock, par value $0.0001	The New York Stock Exchange
Warrants, each exercisable for one share of Class A Common Stock at an exercise price of $11.50 per share	The New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement file number to which this form relates:  333-262053

Securities to be registered pursuant to Section 12(g) of the Act: None

Explanatory Note

This Registration Statement on Form 8-A (the “Registration Statement”) is being filed by NuScale Power Corporation (the “Registrant” or the “Company”), formerly known as Spring Valley Acquisition Corp., with the Securities and Exchange Commission (the “SEC”) in connection with the transfer of the listing of the Company’s Class A Common Stock, par value $0.0001 per share (the “Common Stock”), and its warrants to purchase shares of Common Stock (the “Warrants”) from The Nasdaq Stock Market LLC (“Nasdaq”) to the New York Stock Exchange. The transfer of the listing is scheduled to occur at the opening of trading on May 3, 2022.

Item 1. Description of Registrant’s Securities to be Registered

Registrant is hereby registering the Common Stock and the Warrants.

A description of the Common Stock and the Warrants registered hereunder is set forth under the headings “Description of NuScale Corp’s Capital Stock — Common Stock” and “Description of NuScale Corp’s Capital Stock — Warrants” in the Registrant’s definitive proxy statement/prospectus dated as of April 7, 2022 and filed with the SEC on April 7, 2022 and included in the Registrant’s Registration Statement on Form S-4 (File No. 333-262053), initially filed with the SEC on January 7, 2022, as subsequently amended, and is incorporated herein by reference.

Item 2. Exhibits

Under the “Instructions as to Exhibits” section of Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are to be registered on the New York Stock Exchange and the securities to be registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned hereunto duly authorized.

NUSCALE POWER CORPORATION

By:	/s/John L. Hopkins
John L. Hopkins
Chief Executive Officer

Date: May 2, 2022